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                                                                       EXHIBIT 5

                      [GREENBERG TRAURIG, P.A. LETTERHEAD]

                               September 10, 2001

Option Care, Inc.
100 Corporate North, Suite 212
Bannockburn, Illinois 60015

     Re: Offering of Shares Pursuant to Registration Statement on Form S-3
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Dear Sir/Madam:

     We have acted as counsel to Option Care, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company of an aggregate of 3,000,000 shares (excluding an over-allotment option of 450,000 shares) of the Company's common stock, par value $0.01 per share (the "Shares").

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Company's charter, as currently in effect, (b) the Company's Bylaws, as currently in effect, (c) the Registration Statement, and (d) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

     Based on and subject to the foregoing, we are of the following opinions:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. The Shares to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as
Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Greenberg Traurig, P.A.

                                        GREENBERG TRAURIG, P.A.